Exhibit 16.1

Deloitte
                                                    Deloitte & Touche LLP
                                                    Two World Financial Center
                                                    New York, NY 10281-1414
                                                    USA

                                                    Tel: +1 212 436 2000
                                                    Fax: +1 212 436 5000
                                                    www.deloitte.com

March 24, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of ML Media Partners, L.P.'s Form 8-K dated March 24, 2006, and have the following comments:

1. We agree with the statements made in first and second paragraphs, and the first two sentences in the third paragraph.

2. We have no basis on which to agree or disagree with the statements made in the last sentence of the third paragraph.

Yours truly,






/s/ DELOITTE & TOUCHE LLP